AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SPRINTER FOOTBALL CLUB, INC.

ARTICLE I

Name of Corporation

The name of this corporation is Sprinter Football Club, Inc.

ARTICLE II

Registered Office and Agent

The name and address in this state of the corporation’s initial agent for service of process is The Corporation Trust Company of Nevada with its address at 311 S Division Street, Carson City, Nevada 89703-4202.

ARTICLE III

Purpose

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the provisions of the Chapter 78 of the Nevada Revised Statutes.

ARTICLE IV

Authorized Capital Stock

The corporation is authorized to issue four classes of Common Stock; namely, Class A, Class B, Class C, and Class D Common Stock, with all of said shares having a par value of one one-hundred thousandth of a dollar ($.00001) per share. The total number of shares of Common Stock this corporation is authorized to issue is 400,000,000, with there being 340,000,000 authorized shares of Class A Common Stock, 40,000,000 authorized shares of Class B Common Stock, 10,000,000 authorized shares of Class C Common Stock, and 10,000,000 authorized shares of Class D Common Stock. The board of directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued class of Common Stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any class, to increase or decrease (but not below the number of shares of any such class then outstanding) the number of shares of any class subsequent to the issue of shares of that class.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock and the manner in which shares of stock are to be voted for the election of directors and upon any other matter coming before a meeting of shareholders are as follows:

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(a) Each share of Common Stock, regardless of class, shall be entitled to one vote per share. Dividends may be paid pro rata to the holders of the Common Stock, regardless of class, as and when declared by the board of directors out of any funds of the corporation legally available therefor. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the assets of the corporation shall be distributed pro rata to the holders of the Common Stock, regardless of class. The holders of Common Stock shall not be entitled to any preemptive or preferential right to subscribe for or purchase any shares of capital stock of the corporation or any securities convertible into shares of capital stock of the corporation.

(b) No person may own more than 200 shares of Class B Common Stock. Furthermore, Class B Common Stock may only be issued to people who are living individuals at least eighteen (18) years old, or to the parent or legal guardian of a minor, whose residence at the time of issuance is within any of the following postal zip codes:

91901, 91902, 91903, 91908, 91909, 91910, 91911, 91912, 91913, 91914, 91915, 91916, 91921, 91932, 91933, 91935, 91941, 91942, 91943, 91944, 91945, 91946, 91950, 91951, 91976, 91977, 91978, 91979, 92003, 92007, 92008, 92009, 92010, 92011, 92013, 92014, 92018, 92019, 92020, 92021, 92022, 92023, 92024, 92025, 92026, 92027, 92028, 92029, 92030, 92033, 92037, 92038, 92039, 92040, 92046, 92049, 92051, 92052, 92054, 92055, 92056, 92057, 92058, 92059, 92060, 92061, 92064, 92065, 92066, 92067, 92068, 92069, 92070, 92071, 92072, 92074, 92075, 92078, 92079, 92081, 92082, 92083, 92084, 92085, 92086, 92088, 92091, 92092, 92093, 92096, 92101, 92102, 92103, 92104, 92105, 92106, 92107, 92108, 92109, 92110, 92111, 92112, 92113, 92114, 92115, 92116, 92117, 92118, 92119, 92120, 92121, 92122, 92123, 92124, 92126, 92127, 92128, 92129, 92130, 92131, 92132, 92134, 92135, 92136, 92137, 92138, 92139, 92140, 92142, 92143, 92145, 92147, 92149, 92150, 92152, 92153, 92154, 92155, 92158, 92159, 92160, 92161, 92163, 92165, 92166, 92167, 92168, 92169, 92170, 92171, 92172, 92173, 92174, 92175, 92176, 92177, 92178, 92179, 92182, 92186, 92187, 92190, 92191, 92192, 92193, 92195, 92196, 92197, 92198, 92199, 92503, 92504, 92508, 92518, 92530, 92531, 92532, 92536, 92539, 92543, 92544, 92545, 92546, 92548, 92551, 92552, 92562, 92563, 92564, 92567, 92570, 92571, 92572, 92581, 92582, 92583, 92584, 92585, 92586, 92587, 92589, 92590, 92591, 92592, 92593, 92595, 92596, 92599, 92602, 92603, 92604, 92606, 92607, 92609, 92610, 92612, 92614, 92615, 92616, 92617, 92618, 92619, 92620, 92623, 92624, 92625, 92626, 92627, 92628, 92629, 92630, 92637, 92646, 92650, 92651, 92652, 92653, 92654, 92656, 92657, 92658, 92659, 92660, 92661, 92662, 92663, 92672, 92673, 92674, 92675, 92676, 92677, 92678, 92679, 92688, 92690, 92691, 92692, 92693, 92694, 92697, 92698, 92701, 92702, 92703, 92704, 92705, 92706, 92707, 92708, 92711, 92712, 92728, 92735, 92780, 92781, 92782, 92799, 92808, 92856, 92857, 92859, 92862, 92863, 92864, 92866, 92869, 92877, 92878, 92879, 92881, 92882, 92883.

(c) Issuance of Class C Common Stock shall be restricted such that no person may own more than 4,800 shares of the Class C Common Stock. Furthermore, Class C Common Stock may only be issued to people who are living individuals at least eighteen (18) years old, or a business entity legally qualified to do business, who is conducting business by offering food or beverage at a physical location open to the public in one or more of the following postal zip codes:

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91901, 91902, 91903, 91908, 91909, 91910, 91911, 91912, 91913, 91914, 91915, 91916, 91921, 91932, 91933, 91935, 91941, 91942, 91943, 91944, 91945, 91946, 91950, 91951, 91976, 91977, 91978, 91979, 92003, 92007, 92008, 92009, 92010, 92011, 92013, 92014, 92018, 92019, 92020, 92021, 92022, 92023, 92024, 92025, 92026, 92027, 92028, 92029, 92030, 92033, 92037, 92038, 92039, 92040, 92046, 92049, 92051, 92052, 92054, 92055, 92056, 92057, 92058, 92059, 92060, 92061, 92064, 92065, 92066, 92067, 92068, 92069, 92070, 92071, 92072, 92074, 92075, 92078, 92079, 92081, 92082, 92083, 92084, 92085, 92086, 92088, 92091, 92092, 92093, 92096, 92101, 92102, 92103, 92104, 92105, 92106, 92107, 92108, 92109, 92110, 92111, 92112, 92113, 92114, 92115, 92116, 92117, 92118, 92119, 92120, 92121, 92122, 92123, 92124, 92126, 92127, 92128, 92129, 92130, 92131, 92132, 92134, 92135, 92136, 92137, 92138, 92139, 92140, 92142, 92143, 92145, 92147, 92149, 92150, 92152, 92153, 92154, 92155, 92158, 92159, 92160, 92161, 92163, 92165, 92166, 92167, 92168, 92169, 92170, 92171, 92172, 92173, 92174, 92175, 92176, 92177, 92178, 92179, 92182, 92186, 92187, 92190, 92191, 92192, 92193, 92195, 92196, 92197, 92198, 92199, 92503, 92504, 92508, 92518, 92530, 92531, 92532, 92536, 92539, 92543, 92544, 92545, 92546, 92548, 92551, 92552, 92562, 92563, 92564, 92567, 92570, 92571, 92572, 92581, 92582, 92583, 92584, 92585, 92586, 92587, 92589, 92590, 92591, 92592, 92593, 92595, 92596, 92599, 92602, 92603, 92604, 92606, 92607, 92609, 92610, 92612, 92614, 92615, 92616, 92617, 92618, 92619, 92620, 92623, 92624, 92625, 92626, 92627, 92628, 92629, 92630, 92637, 92646, 92650, 92651, 92652, 92653, 92654, 92656, 92657, 92658, 92659, 92660, 92661, 92662, 92663, 92672, 92673, 92674, 92675, 92676, 92677, 92678, 92679, 92688, 92690, 92691, 92692, 92693, 92694, 92697, 92698, 92701, 92702, 92703, 92704, 92705, 92706, 92707, 92708, 92711, 92712, 92728, 92735, 92780, 92781, 92782, 92799, 92808, 92856, 92857, 92859, 92862, 92863, 92864, 92866, 92869, 92877, 92878, 92879, 92881, 92882, 92883.

d) Issuance of Class D Common Stock shall be restricted such that no person may own more than 4,800 shares of the Class D Common Stock. Furthermore, Class D Common Stock may only be issued to people who are living individuals at least eighteen (18) years old who have more than 3,000 “friends” or “followers” on Facebook and reside in one of the following postal zip codes:

91901, 91902, 91903, 91908, 91909, 91910, 91911, 91912, 91913, 91914, 91915, 91916, 91921, 91932, 91933, 91935, 91941, 91942, 91943, 91944, 91945, 91946, 91950, 91951, 91976, 91977, 91978, 91979, 92003, 92007, 92008, 92009, 92010, 92011, 92013, 92014, 92018, 92019, 92020, 92021, 92022, 92023, 92024, 92025, 92026, 92027, 92028, 92029, 92030, 92033, 92037, 92038, 92039, 92040, 92046, 92049, 92051, 92052, 92054, 92055, 92056, 92057, 92058, 92059, 92060, 92061, 92064, 92065, 92066, 92067, 92068, 92069, 92070, 92071, 92072, 92074, 92075, 92078, 92079, 92081, 92082, 92083, 92084, 92085, 92086, 92088, 92091, 92092, 92093, 92096, 92101, 92102, 92103, 92104, 92105, 92106, 92107, 92108, 92109, 92110, 92111, 92112, 92113, 92114, 92115, 92116, 92117, 92118, 92119, 92120, 92121, 92122, 92123, 92124, 92126, 92127, 92128, 92129, 92130, 92131, 92132, 92134, 92135, 92136, 92137, 92138, 92139, 92140, 92142, 92143, 92145, 92147, 92149, 92150, 92152, 92153, 92154, 92155, 92158, 92159, 92160, 92161, 92163, 92165, 92166, 92167, 92168, 92169, 92170, 92171, 92172, 92173, 92174, 92175, 92176, 92177, 92178, 92179, 92182, 92186, 92187, 92190, 92191, 92192, 92193, 92195, 92196, 92197, 92198, 92199, 92503, 92504, 92508, 92518, 92530, 92531, 92532, 92536, 92539, 92543, 92544, 92545, 92546, 92548, 92551, 92552, 92562, 92563, 92564, 92567, 92570, 92571, 92572, 92581, 92582, 92583, 92584, 92585, 92586, 92587, 92589, 92590, 92591, 92592, 92593, 92595, 92596, 92599, 92602, 92603, 92604, 92606, 92607, 92609, 92610, 92612, 92614, 92615, 92616, 92617, 92618, 92619, 92620, 92623, 92624, 92625, 92626, 92627, 92628, 92629, 92630, 92637, 92646, 92650, 92651, 92652, 92653, 92654, 92656, 92657, 92658, 92659, 92660, 92661, 92662, 92663, 92672, 92673, 92674, 92675, 92676, 92677, 92678, 92679, 92688, 92690, 92691, 92692, 92693, 92694, 92697, 92698, 92701, 92702, 92703, 92704, 92705, 92706, 92707, 92708, 92711, 92712, 92728, 92735, 92780, 92781, 92782, 92799, 92808, 92856, 92857, 92859, 92862, 92863, 92864, 92866, 92869, 92877, 92878, 92879, 92881, 92882, 92883.

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ARTICLE V

Board of Directors

The board of directors shall initially consist of one (1) director, Peter Schuh, whose address is 2344 Corte De La Jara, Pleasanton, California 94566. The board of directors may, from time to time, change the number of directors pursuant to the corporation's bylaws, but in no event shall the number of directors be less than one.

ARTICLE VI

Limitation of Director and Officer Liability

(a) A director or officer of the corporation shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of the applicable statutes of Nevada. If the Nevada General Corporation Law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, as so amended from time to time. No repeal or modification of this Article VI by the stockholders shall adversely affect any right or protection of a director or officer of the corporation existing by virtue of this Article VI at the time of such repeal or modification.

(b) The corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation or is serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer. The indemnification of directors and officers by the corporation shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior to the amendment). The indemnification of directors and officers shall be against all loss, liability and expense (including attorneys fees, costs, damages, judgments, fines, amounts paid in settlement and Employee Retirement Income Security Act of 1974 excise taxes or penalties) actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceeding, including any appeal; provided, however, that with respect to any action, suit or proceeding initiated by a director or officer, the corporation shall indemnify such director or officer only if the action, suit or proceeding was authorized by the board of directors of the corporation, except with respect to a suit for the enforcement of rights to indemnification or advancement of expenses in accordance with Subsection (c) hereof.

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(c) The expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding; provided, however, that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under this Article VI.

(d) Any director or officer may enforce his or her rights to indemnification or advance payments for expenses in a suit brought against the corporation if his or her request for indemnification or advance payments for expenses is wholly or partially refused by the corporation or if there is no determination with respect to such request within 60 days from receipt by the corporation of a written notice from the director or officer for such a determination. If a director or officer is successful in establishing in a suit his or her entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he or she shall also be indemnified by the corporation for costs and expenses incurred in such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for the advancement of expenses under Section (b) of this Article VI where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in the Nevada General Corporation Law. Neither the failure of the corporation to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct nor a determination by the corporation that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct. In a suit brought by a director or officer to enforce a right under this Subsection (c) or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that a director or officer is not entitled to be indemnified or is not entitled to an advancement of expenses under this Subsection (c) or otherwise, shall be on the corporation.

(e) The right to indemnification and to the payment of expenses as they are incurred and in advance of the final disposition of the action, suit or proceeding shall not be exclusive of any other right to which a person may be entitled under these articles of incorporation or any by-law, agreement, statute, vote of stockholders or disinterested directors or otherwise. The right to indemnification under Subsection (a) hereof shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

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(f) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any loss, liability or expense, whether or not the corporation would have the power to indemnify such person against such loss, liability or expense under the Nevada General Corporation Law.

(g) The corporation shall not be obligated to reimburse the amount of any settlement unless it has agreed to such settlement. If any person shall unreasonably fail to enter into a settlement of any action, suit or proceeding within the scope of Subsection (a) hereof, offered or assented to by the opposing party or parties and which is acceptable to the corporation, then, notwithstanding any other provision of this Article VI, the indemnification obligation of the corporation in connection with such action, suit or proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected.

(h) The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation or to any director, officer, employee or agent of any of its subsidiaries to the fullest extent of the provisions of this Article VI, subject to the imposition of any conditions or limitations as the board of directors of the corporation may deem necessary or appropriate.

ARTICLE VII

Perpetual Existence

The corporation is to have perpetual existence.

ARTICLE VIII

Stockholder Meetings

Meetings of stockholders may be held within or without the State of Nevada, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ARTICLE IX

Amendment of Articles of Incorporation

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

The Amended and Restated Articles of Incorporation have been approved by the unanimous written consent of the stockholders of the corporation.

IN WITNESS WHEREOF, Sprinter Football Club, Inc., has caused its President to execute this Amended and Restated Articles of Incorporation of Sprinter Football Club, Inc., on this 25th day of November, 2015.

/s/ Peter Schuh, President
Peter Schuh, President